UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 0-7900

Texas	74-2962475
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	73712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

The information under Item 2.01 regarding the Assignments is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 24, 2013, Life Partners, Inc., a wholly-owned subsidiary of Life Partners Holdings, Inc. (collectively, “we”), entered into Assignments of Right to Receive Future Payments (the “Assignments”) with four unaffiliated, accredited investors (the “Assignees”), in which we assigned to the Assignees the right to receive amounts otherwise payable to us from our investment in Life Assets Trust, S.A., a Luxembourg joint stock company (the “Trust”). In exchange for the right, the Assignees paid us $5,650,000. We retain a reversionary interest in the assigned economic rights in the Trust, which is triggered when the Assignees receive cumulative payments of $9,411,667, if the payments have provided an annually compounded rate of return of 12% or more. If the Assignees have not received the required return, they will continue to receive payments until they receive the 12% return. The Assignments provide that payments from the Trust are deposited with an escrow agent, which remits the payments to the Assignees.

We acted as the purchasing agent for and hold a 19.9% interest in the Trust, which was formed in fiscal 2010 with life settlements totaling $706 million in face value. During fiscal 2013, 2012 and 2011, the Trust distributed to us $691,682, $84,443 and $464,796, respectively.

The Assignees are each private investors, who have purchased life settlements from us previously. Apart from these purchases, they have no affiliation with us or our directors or officers.

A copy of the form of Assignment is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Assignments does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignments.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1	Form of Assignment of Right to Receive Future Payments dated May 24, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2013

Life Partners Holdings, Inc.

By:	/s/ Colette Pieper
Colette Pieper Principal Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Form of Assignment of Right to Receive Future Payments dated May 24, 2013.

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